Exhibit 28 (h) (3) under Form N-1A

Exhibit (10) under Item 601/Reg. S-K

FIFTH AMENDED AND RESTATED

AGREEMENT

for

ADMINISTRATIVE SERVICES

This Fifth Amended and Restated Agreement for Administrative Services (the “Agreement”) is made, severally and not jointly, as of September 1, 2025, by each of the registered investment companies listed on Exhibit A hereto, each having its principal office and place of business at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086 (collectively, the “Investment Company”), and FEDERATED ADMINISTRATIVE SERVICES, a Delaware statutory trust, having its principal office and place of business at Federated Hermes Tower, Pittsburgh, Pennsylvania 15222-3779 (“FAS”). The Agreement amends and restates in its entirety that Fourth Amended and Restated Agreement for Administrative Services by and between the Investment Company and FAS dated September 1, 2022, as amended, (the “Superseded Agreement”).

WHEREAS, each investment company subject to this Agreement is registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), with authorized and issued shares of capital stock or beneficial interest (“Shares”);

WHEREAS, certain investment companies subject to this Agreement are “series companies” as defined in Rule 18f-2 under the 1940 Act and, as used in this Agreement, the term “Fund” refers to either (i) an individual portfolio of such a series company or (ii) an investment company that is not organized as a series company, and the term “Funds” refers to all such portfolios and investment companies, collectively;

WHEREAS, certain of the Funds operate as exchange traded funds (each an “ETF”) in accordance with Rule 6c-11 under the 1940 Act (the “ETF Rule”);

WHEREAS, Shares of each Fund other than the ETFs may be subdivided into classes (each a “Class”) as provided in Rule 18f-3 under the 1940 Act;

WHEREAS, the Investment Company wishes to appoint FAS as its administrator to provide it with Administrative Services (as herein defined) and FAS desires to accept such appointment;

WHEREAS, Investment Company and FAS are parties to the Superseded Agreement with respect to the subject matter hereof; and

WHEREAS, Investment Company and FAS desire to amend the Superseded Agreement by amending and restating the same in its entirety on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1. Appointment.

The Investment Company hereby appoints FAS as Administrator for the period on the terms and conditions set forth in this Agreement. FAS hereby accepts such appointment and agrees to furnish the services set forth in Article 2 of this Agreement in return for the compensation set forth in Article 5 of this Agreement.

Article 2. FAS Duties.

As Administrator, and subject to the supervision and control of the Investment Company’s Board of Trustees/Directors (the “Board”), FAS will provide facilities, equipment, and personnel to perform or cause to be performed the following “Administrative Services” for operation of the business and affairs of the Investment Company and each of its Funds, as such Administrative Services are applicable to each Fund, and any additional Administrative Services that FAS shall agree in writing to perform, or cause to be performed, for the Investment Company with respect to any Fund from time to time:

A.       LEGAL AND COMPLIANCE ADMINISTRATIVE SERVICES

1.               Prepare, file, and maintain the Investment Company's governing documents and any amendments thereto, including the charter documents, the by-laws and minutes of meetings of the Board, Board Committees and Shareholders.

2.               Prepare and file with the Securities and Exchange Commission (the “SEC”) and the appropriate state securities authorities: (i) the registration statements for the Investment Company and the Investment Company's Shares and all amendments thereto, (ii) annual and semi-annual reports (i.e., tailored shareholder reports and semi-annual and annual financial statements) to shareholders and other applicable regulatory reports and communications; (iii) proxy materials; (iv) notices pursuant to Rule 24f-2; and (v) such other documents all as may be necessary to enable the Investment Company to continuously offer its shares.

3.               For each Fund that is an ETF, prepare and file with NYSE Arca, Inc., the Cboe BZX Exchange, Inc., and The Nasdaq Stock Market LLC (each an “Exchange”), as applicable, (i) an initial listing application; and (ii) such other documents, reports and filings as may be required by the applicable Exchange for the ETF to maintain the listing of its Shares on the Exchange and to otherwise comply with the rules of the Exchange.

4.               Prepare and administer contracts on behalf of the Investment Company and supervise relationships with the Investment Company’s other service providers, including, but not limited to, the Investment Company's investment advisers, sub-advisers, fund accountants, custodians, transfer agents, distributors, and in the case of ETFs, authorized participants, subject to any terms and conditions established by the Board and the requirements of the 1940 Act, such supervision may include the engagement of outside consultants from time to time, at FAS’s expense, to review the relationship contracts and recommend changes designed to reduce Fund expenses.

5.               Provide due diligence of the Investment Company’s other service providers, including the Investment Company's investment advisers, sub-advisers, fund accountants, custodians, transfer agents, distributors, and in the case of ETFs, authorized participants, to the extent not otherwise provided by the Investment Company’s other service providers.

6.               Arrange for and attend shareholders’ meetings; prepare the Investment Company’s representatives who will attend shareholder meetings and all necessary materials in connection with such meetings including a written script for such meetings, minutes and any follow-up documents.

7.               Provide the Investment Company with legal guidance with respect to its regulated activities, including prospectus disclosures, investment activities, affiliated transactions, investment in senior securities, sales, redemptions and exchanges, distribution of income and capital gains, distribution of Shares, Board composition, code of ethics, fidelity bond, custodial services and service provider contracts and the general application of securities laws and regulations to the Investment Company’s business and provide or arrange for all other legal services that constitute Administrative Service required by the Investment Company and not otherwise provided for under this Agreement (it being understood that various legal services will be provided to the Investment Company, the Board and the Independent Trustees at the expense of the Investment Company, as described herein).

8.               Supervise outside legal counsel retained at the expense of the Investment Company with respect to litigation brought by the Investment Company (including participation in class-action lawsuits) and against the Investment Company and negotiate litigation settlements and pre-litigation settlements and work-out arrangements.

9.               Maintain the discretion to settle non-material/ordinary course “Named Defendant Litigation” (of note, Board approval is required to retain outside counsel and approve final settlements with respect to material/non-ordinary course “Named Defendant Litigation” cases), in compliance with the Investment Company’s procedures. Obtain the required documentation to be filed in connection with any lawsuits against the Investment Company and provide information and expertise on administrative matters affecting such litigation.

10.           Supervise outside legal counsel retained at the expense of the Investment Company with respect to, and review all contracts, filings and required documentation concerning, the acquisition of other investment companies or the liquidation of the Fund; provide guidance on the manner such transactions should be structured to comply with applicable law and obtain at the Investment Company’s expense, legal opinions and regulatory authority rulings necessary for such transactions to comply with applicable law.

11.           Using reasonable judgement and subject to any terms and conditions established by the Board and the requirements of the 1940 Act and in consultation with Fund Treasury, determine on behalf of the Investment Company whether or not to participate in domestic and/or offshore class-action lawsuits in which the Investment Company is eligible to participate, and provide guidance to Fund Treasury regarding the Investment Company’s participation in any such class-action lawsuits.

12.           Seek formal guidance from regulatory authorities concerning the application of various regulations to the Investment Company and seek exemptive relief, where appropriate.

13.           Subject to the Board’s direction, coordinate meetings of the Board (and its committees), including: (i) the creation of notices, agendas, legal memoranda and administrative reports, and (ii) the review and compilation of other materials prepared by the Investment Company’s adviser, distributor, portfolio accountant, custodian, transfer agent, auditor, independent counsel or other service providers to support the Board’s discussions and actions taken.

14.           Negotiate and secure for the Investment Company and its directors and officers: (i) a fidelity bond in an amount that is at least adequate to satisfy the requirements of the 1940 Act, (ii) directors and officer’s coverage and (iii) professional liability or errors and omissions coverage, in each case, under terms that are acceptable to the Board.

15.           Monitor changes in applicable regulations and make corresponding changes in, or develop new, policies and procedures for the Fund or for the applicable service provider.

16.           Prepare, review and negotiate standard forms of indentures, guarantees, agreements, certificates, confirmations and other documentation relating to the legal terms of securities eligible for purchase by money market funds, provided that FAS shall not have any obligation to: (i) provide any written legal opinions regarding such securities; or (ii) prepare, review or negotiate any document for which a standard form has not been developed and accepted for use by the investment company industry.

17.           Perform the following “blue sky” services, either itself or through one or more affiliated or unaffiliated service providers: (1) provide a system to monitor the total number of Shares of the Investment Company (and/or Class) sold in each State, (2) monitor the total number of Shares of such Investment Company (and/or Class) sold in each State and, where appropriate, increase the number of Shares registered in such State, (3) with respect to shareholders of the Investment Company whose shareholdings are fully-disclosed on the transfer agent’s recordkeeping system, (a) identify those transactions and assets to be treated as exempt from blue sky reporting for each State and (b) verify the classification of transactions for each State on the transfer agent’s recordkeeping system, and (4) with respect to shareholders of the Investment Company whose shareholdings are not fully-disclosed on the transfer agent’s recordkeeping system, rely upon information provided by the relevant financial intermediary transacting for such holder of Shares in performing the obligations set forth in subsection (2) above.

18.           Provide compliance services, as directed by the Investment Company’s Chief Compliance Officer, which include monitoring the Investment Company’s compliance with its policies and procedures, and with applicable federal, state and foreign securities laws, the rules and regulations thereunder, and the rules of the Exchanges, as applicable.

19.           For each Fund that is an ETF, administer and maintain the availability of the website required for each ETF by the ETF Rule. In such capacity, FAS will, among other things, contract with a third party service provider for or otherwise arrange for access to, and publish all information required by the ETF Rule on the website on each business day in accordance with the ETF Rule and the applicable Fund policies and procedures. Such information includes: (i) before the opening of regular trading on the primary listing Exchange of the Fund’s shares, the following information for each portfolio holding that will form the basis of the next calculation of the Fund’s net asset value (“NAV”): (a) Ticker symbol, (b) CUSIP or other identifier, (c) description of holding, (d) quantity of each security or other asset held, and (e) percentage weight of the holding in the portfolio; (ii) the Fund’s NAV, market price, and the premium or discount at which the it is trading, each as of the end of the prior business day, on a daily basis; (iii) the Fund’s median bid-ask spread, expressed as a percentage rounded to the nearest hundredth, over the most recent 30 calendar days; (iv) a table showing the number of days the Fund’s shares traded at a premium or discount during the most recently completed calendar year and for the most recently completed calendar quarter(s) of the current year (or the life of the Fund, if shorter); (v) a line graph showing the Fund’s premiums and discounts for the most recently completed calendar year and for the most recently completed calendar quarter(s) of the current year (or the life of the Fund, if shorter); and (vi) if the share premium or discount at which the Fund is trading is greater than 2% for more than seven consecutive trading days, a statement that the Fund’s premium or discount, as applicable, was greater than 2% and a discussion of the factors that are reasonably believed to have materially contributed to the premium or discount (this information must be posted on the website on the day immediately after the disclosure requirement is triggered and must remain on the Fund’s website for one year after its initial posting).

20.           Administer the Investment Company’s code of ethics.

21.           Monitor the Investment Company’s compliance with its investment policies, objectives and restrictions as set forth in its currently effective registration statement.

22.           Implement and maintain, together with affiliated companies, a business continuation and disaster recovery program for the Investment Company.

23.           Assist the Investment Company in regulatory examinations, inspections or investigations of the Investment Company.

24.           Provide the following administrative and compliance services with regard Commodity Futures Trading Commission (“CFTC”) Rule 4.5 (as may be amended from time to time): (i) monitor the Investment Company’s compliance with the rule; (ii) with respect to those Funds that are required under the rule to register as ‘commodity pools’ from time to time (the “Registered Funds”) prepare, file and maintain the Registered Funds’ registrations with the CFTC or applicable self-regulatory authority, as appropriate; (iii) with respect to those Funds that are subject to the rule but qualify for an exemption from registration as ‘commodity pools’, prepare, file and monitor the companies’ exemptive filings with the CFTC or applicable self-regulatory authority, as appropriate; (iv) in relation to the Registered Funds’ commodity pool status, prepare, file and maintain the Registered Funds advisers’ registrations as ‘commodity pool operators’ (“CPOs”) and prepare and file such reports as are required to be filed by the CPOs with the CFTC or applicable self-regulatory authority, as appropriate; and (v) any additional administrative and compliance services with regard to the Investment Company’s and CPOs’ CFTC Rule 4.5 activities, as directed by the Investment Company’s Chief Compliance Officer, from time to time (collectively, “CFTC Rule 4.5 Administrative Services”).

25.           Provide administrative and compliance support services, as requested by the Derivatives Risk Management Administrator, for those Funds that transact in derivatives, which includes monitoring compliance with policies and procedures and applicable laws, rules and regulations.

B.       FINANCIAL ADMINISTRATIVE SERVICES

1.                  Prepare and file the Investment Company’s Federal and applicable State tax returns.

2.                  Evaluate and obtain custody services from a financial institution that meets the requirements of the 1940 Act.

3.                  Compare, as applicable, the fund accountant’s calculation of the Investment Company’s net asset value, yield, dividends, fund total return and performance and total assets with the fund accountant’s previous calculations and with changes in the relevant securities market on a daily basis for reasonableness of changes.

4.                  With respect to each Fund that is an ETF, contract for and coordinate the intra-day publication, every 15 seconds throughout the trading day, through the facilities of the Consolidated Tape Association an amount (sometimes referred to as the “INAV”) equal to the sum of the current value of the portfolio positions as reflected in the Fund Deposit (as defined in the Fund’s prospectus) divided by the number of Fund shares outstanding.

5.                  Review and compare, as applicable, the calculation of the Investment Company’s average maturity with the previous calculations for reasonableness of changes.

6.                  Support the Investment Company's investment advisers as the “Valuation Designees” under Rule 2a-5 of the 1940 Act. Evaluate and recommend the pricing services used by the Investment Company; support the fair valuation of portfolio securities as required by the Investment Company’s fair valuation procedures; review and recommend changes to the Investment Company’s fair valuation procedures.

7.                  Compare the fund accountant’s calculations of the Investment Company’s undistributed net income balances with the fund accountant’s previous calculations for reasonableness of changes.

8.                  Perform daily reviews, as applicable, of the fund accountant’s shadow net asset value calculations with the previous calculations for reasonableness of changes; notify designated parties, as necessary, of deviations in compliance with the Investment Company’s Rule 2a-7 procedures, if any.

9.                  Perform monthly comparison of the fund accountant’s performance calculations with previous calculations for reasonableness of changes.

10.              Perform quarterly comparison of the fund accountant’s projected annual fund expenses with previous projections for reasonableness of changes; prepare monthly budgets for specific expense categories to be used in monthly updates to the Investment Company’s expense accruals and projections.

11.              Review fund expense reports prepared by the fund accountant; monitor compliance with the expense limits stated in the prospectus fee tables, including disclosure regarding which expense categories should be accrued in addition to the expense limits.

12.              Coordinate and track the payment of all fund expenses that are paid directly by the Fund by the Investment Company’s fund accountant. With respect to each Fund that is an ETF, review, monitor and pay all fund expenses directly, rather than instructing payment by the fund accountant, under the terms of the Investment Advisory Agreement with the Fund to confirm payment.

13.              Compare the fund accountant’s calculation of dividend recommendations with previous recommendations for reasonableness of changes; consult with portfolio managers concerning recommendations for fixed dividend resolution funds.

14.              Calculate and determine capital gain distributions, if any, for the Investment Company.

15.              Review the fund accountant’s calculations for shareholder tax reporting of assets under management (“AUM”) income percentages, state income percentages and government income percentages.

16.              Monitor and confirm the Investment Company’s status as a regulated investment company under the current Internal Revenue Code (“IRC”); monitor and confirm compliance with IRC section 817(h) diversification requirements, as applicable.

17.              Review and/or prepare, for shareholder tax reporting purposes, as applicable, (i) calculations for qualifying dividend income (QDI), dividends received deduction (DRD), qualified business interest income for purposes of shareholders’ IRC Section 163J business interest expense deductions, if applicable, and interest-related and short-term capital gain dividends (QII), (ii) IRC section 1250 gain amounts, as well as assessing compliance with various states’ threshold requirements for reporting certain tax characteristics to shareholders in those states, and (iii) and monitor, review and track the tax basis of the securities in each Fund’s portfolio securities, and, with respect to each Fund that is an ETF, provide such information on a real time basis to the portfolio management team for use in the portfolio management process.

18.              Supervise relationship with fund financial service providers (e.g., custodians, accounting and audit firms, tax specialists, etc.) and the services provided to the Investment Company, including foreign tax reclaims, and relief at source and stamp duty refunds. Participate in the negotiation of service providers’ contracts and fees for such services, and provide assistance to service providers (e.g., providing requested data), as needed.

19.              Supervise fund accountant’s composing of semi-annual and annual reports (i.e., tailored shareholder reports and semi-annual and annual financial statements) in accordance with required accounting standards, and provide review and needed assistance regarding certain disclosures, auditor requests and other information to facilitate the timely completion of the annual audits. Manage the Sarbanes-Oxley Section 302 certification process and respond to related regulator inquiries as needed.

20.              Supervise fund accountant’s input in Fund disclosure documents.

21.              Manage relationships with the respective independent audit firms, including the annual negotiation of the engagement letters and fees.

22.              Using reasonable judgement and subject to any terms and conditions established by the Board and the requirements of the 1940 Act and in consultation with Legal, determine on behalf of the Investment Company whether or not to participate in domestic and/or offshore class-action lawsuits in which the Investment Company is eligible to participate.

23.              Coordinate the Investment Company’s participation in any class-action lawsuits, including the information flow among the Investment Company’s third-party class-action service provider, the relevant “Claims Administrator” in a given action, the fund accountants, and fund advisors, and assist in resolving any data discrepancies that may arise in filing a claim.

24.              Process any settlement proceeds recovered by the Investment Company as a result of a class-action lawsuits.

25.              Manage the line of credit and other borrowing facilities that may be needed, from time to time, by the Funds.

26.              Perform the oversight of share cancellation or the conversion to a floating share price in a negative interest rate/negative gross yield environment, as applicable, of certain Investment Companies, consistent with Rule 2a-7.

C.       OTHER ADMINISTRATIVE SERVICES

1.                  Coordinate the layout, printing and electronic delivery of publicly disseminated prospectuses and shareholder reports, make recommendations to improve their effectiveness or reduce expenses.

2.                  Perform internal audit examinations in accordance with a charter adopted by the Investment Company.

3.                  Monitor enterprise level risks associated with the services provided herein in accordance with a charter adopted by Investment Company.

4.                  Develop and recommend changes in the investment strategy and operation of the Investment Company that may be in the interest of its Shareholders.

5.                  Provide individuals reasonably acceptable to the Board for nomination, appointment, or election as the following officers of the Investment Company, who will be responsible for the management of certain of the Investment Company's affairs as specified in the Investment Company's charter documents and by-laws, subject to direction by the Board: (i) the president and principal executive officer, (ii) the treasurer and principal financial and accounting officer; (iii) the secretary, and (iv) such other officers as are mutually agreeable.

6.                  For each Fund that is not an ETF, monitor trading activity to help identify market timers and recommend policies to deter market timing.

7.                  For each Fund that is not an ETF, review potential intermediary clients and existing intermediary clients as appropriate to determine/monitor the client’s ability to adhere to the terms of any servicing agreement between the client and Investment Company.

8.                  For each Fund that is an ETF, review potential authorized participants and existing authorized participants as appropriate to determine/monitor the authorized participant’s ability to adhere to the terms of the authorized participant agreement between the authorized participant and the Fund’s distributor.

9.                  Review and recommend changes to the transfer agent’s policies and procedures to mitigate fraud, enhance shareholder services or reduce expenses.

10.              Review and recommend changes to policies and procedures and operating processes designed to reduce Fund expenses.

11.              Respond to all inquiries or other communications from shareholders and other parties, not otherwise provided by the Investment Company’s other service providers; if the inquiry is more properly responded to by another of the Investment Company’s service providers, referring the individual making the inquiry to the appropriate person.

12.              Provide services and support, as requested by the Responsible Investing Office (“RIO”), in relation to environmental, social and governance (“ESG”) investing by the Funds, which include monitoring compliance with its policies and procedures with all applicable laws, rules and regulations.

13.              Perform the following services for each Fund, as applicable, either itself or through its affiliate, Federated Shareholder Services company; (i) select and perform due diligence regarding proposed new owners of omnibus accounts as proposed recordkeeping agents for the Investment Company, (ii) enter into agreements as agent for the Investment Company, or any of them, substantially in the form most recently approved by the Board, with the registered owners of omnibus accounts for the provision of services necessary for the recordkeeping or sub-accounting of share positions held in underlying sub-accounts (“Recordkeeping Agreements”), together with such changes thereto as may be agreed to by FAS so long as such changes do not (a) increase the fees payable by the Investment Company under the Recordkeeping Agreements, (b) alter the indemnity obligations of the Investment Company owing to or from the Investment Company thereunder or (c) otherwise materially alter the obligations of the Investment Company under the Recordkeeping Agreements, (iii) agree, on behalf of the Investment Company, to make payments for services rendered under Recordkeeping Agreements out of the assets of the Investment Company in amounts not to exceed the amounts determined from time to time by the Board, and (iv) give instructions to the transfer agent of the Investment Company (the “Transfer Agent”), for and on behalf of the Investment Company as “Proper Instructions” of the Investment Company under and pursuant to the agreement for transfer agency services with the Transfer Agent, to perform the services of Company and/or the Investment Company under each such Recordkeeping Agreement, excepting only the indemnity obligations owning from the Investment Company or Company thereunder.

D.       SUBCONTRACTORS

1.                  FAS may without further consent on the part of the Investment Company at FAS’s own expense, subcontract for the performance of Administrative Services with a sub-contractor selected by FAS. FAS shall be as fully responsible to the Investment Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

2.                   FAS shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an agent selected by the Investment Company, other than as described in D.1. above, provided, however, that FAS shall in no way be responsible to the Investment Company for the acts and omissions of the agent and the expenses of such agent shall be the responsibility of FAS or the Investment Company, as the parties may agree from time to time.

Article 3. Records.

FAS shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act, pertaining to the Administrative Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment Company. Where applicable, such records shall be maintained by FAS for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company which are in the possession of FAS shall be the property of the Investment Company. The Investment Company, or the Investment Company's authorized representatives, shall have access to such books and records at all times during FAS's normal business hours. Upon the reasonable request of the Investment Company, copies of any such books and records shall be provided promptly by FAS to the Investment Company or the Investment Company's authorized representatives.

Article 4. Expenses.

A.                FAS shall be responsible for all expenses (i) expressly assumed by FAS under this Agreement; (ii) incurred in the ordinary course of providing (or causing to be provided) the Administrative Services, including CFTC Rule 4.5 Administrative Services, to the Investment Company and the equipment, office space, and facilities necessary to perform its obligations under this Agreement; and (iii) incurred in maintaining its staff and personnel, including the compensation of FAS employees who serve as trustees or directors or officers of the Investment Company.

B.                 Each Fund shall be solely responsible for (i) all expenses expressly assumed by the Funds under this Agreement; (ii) all other fees and expenses incurred in the operation of the Funds, including:

(a) investment advisory fees and expenses associated with the investment management of the Fund’s portfolios;

(b) shareholder servicing, recordkeeping and distribution and marketing expenses of the Funds (including expenses incurred in routing shareholder services fees, recordkeeping fees and distribution fees to third-party intermediaries);

(c) expenses for transfer agent(s), registrar(s) and dividend disbursing agent(s);

(d) expenses for custodian(s) and related custodial services;

(e) costs of Fund accounting services provided by third parties to the Funds;

(f) costs of services provided by independent auditors;

(g) costs and services of outside legal and tax counsel (other than counsel sub-contracted with by FAS to perform services under this Agreement) and counsel to the Funds and the Independent Trustees;

(h) ratings agency fees;

(i) costs related to short selling (e.g., prime brokerage fees);

(j) postage and courier expenses;

(k) printing expenses;

(l) expenses for XBRL tagging and regulatory document production (e.g., ArcPro) provided by third parties;

(m) travel and lodging expenses;

(n) Fund registration fees, listing fees and filing fees and other Fund organizational expenses;

(o) taxes;

(p) insurance premiums;

(q) costs, including interest expenses, commitment fees, facilities fees and unused line fees of any borrowings made by the Funds;

(r) fees payable to persons who are not FAS employees and not FAS subcontractors;

(s) Fund-allocation of trade association dues;

(t) expenses of obtaining quotations and other pricing information for calculating the value of the Fund’s net assets, including the Fund-allocation of costs of independent pricing services;

(u) expenses related to the Fund’s Directors and Fund Board meetings, including travel, Director’s fees and costs of electronic board books;

(v) fees charged by third party custodians for calculating Form N-PORT and Form N-CEN information requirements;

(w) expenses incurred in connection with bankruptcies, workouts and restructures, proceedings and other claims against the Funds;

(x) costs of third-party legal, tax, accounting or other expert advice incurred in connection with any litigation, threatened litigation or other regulatory proceeding, by or against the Funds (including a Fund’s participation in a class-action lawsuit), including third-party record-retention costs related to litigation holds;

(y) professional fees associated with tax reclaims, relief at source, stamp duty or other similar services provided by vendors such as accounting and legal firms or other providers specializing in such services;

(z) costs of services provided by service providers calculating or assisting with the calculation of mandatory liquidity fees for certain Funds that are institutional money market funds, including the estimation of liquidity costs;

(aa) costs associated with the actual utilization and/or implementation of share cancellation or the conversion to a floating share price in a negative interest rate/negative gross yield environment, as applicable, of certain Investment Companies, consistent with Rule 2a-7;

(ab) tender offer processing costs;

(ac) costs incurred in connection with foreign tax agency and related services; and

(iii) any other expenses approved from time to time by the Fund’s Board as properly payable by the Funds (any such expenses under (i), (ii) and (iii) reasonably incurred by FAS on the Fund’s behalf “Out of Pocket Expenses”) provided that, any Out of Pocket Expenses incurred by FAS that are payable to or by an affiliate of FAS will not be duplicative of services to be provided by those affiliates under any other agreement with the Funds.

C.                 Notwithstanding the foregoing, FAS and the Investment Company with respect to each Fund that is an ETF acknowledge, understand and agree that the investment adviser to a Fund that is an ETF may be responsible for making payment for certain Fund expenses identified above under the unitary fee terms of the investment advisory agreement with respect to a Fund (each a “Unitary Fee Agreement”).

Article 5. Compensation.

A.                In addition to Out of Pocket Expenses, for the Administrative Services provided hereunder, excluding CFTC Rule 4.5 Administrative Services, the Investment Company hereby agrees to pay, or to cause the Fund’s investment adviser to pay in accordance with the applicable Unitary Fee Agreement, and FAS hereby agrees to accept as full compensation for such services a pro rata “Administrative Services Fee” at the annual rates set forth below on the average daily net assets of each Fund listed on Exhibit A to this Agreement; provided however, that no Administrative Services Fee will be charged for those Funds also listed on Exhibit B to this Agreement.

Administrative Services Fee Rate	Average Daily Net Assets of the Investment Complex
0.100%	up to $50 billion
0.075%	on assets over $50 billion

For purposes of calculating the applicable breakpoint under this Agreement, “Investment Complex” is defined as those Funds listed on Exhibit A to this Agreement but not also listed on Exhibit B.

For purposes of implementing changes to the effective Administrative Services Fee rate, if any, changes to the effective rate will begin accruing on the first calendar day of the month following a calculated change equal to no less than 0.001% and only after such change remains static for at least 15 calendar days, provided the 15th day does not fall after approximately the 20th calendar day of the same month. Otherwise, any changes to the effective rate will begin accruing on the first calendar day of the second month following such calculated change.

For the CFTC Rule 4.5 Administrative Services provided hereunder, each Registered Fund agrees to pay, or to cause the Fund’s investment adviser to pay in accordance with the applicable Unitary Fee Agreement, and FAS hereby agrees to accept as full compensation for such services, an annual “Administrative Service Charge” of $125,000 per Registered Fund.

B.     The Administrative Services Fee, Administrative Services Charge and Out of Pocket Expenses attributable to each Fund shall be accrued by such Fund and paid to FAS by the Fund or investment adviser, as applicable, no less frequently than monthly, and shall be paid daily upon request of FAS. For the payment period in which this Agreement becomes effective or terminates with respect to any Fund, there shall be an appropriate proration of Administrative Service Fee and Administrative Service Charge payments, on the basis of the number of days that this Agreement is in effect during the month. FAS will maintain detailed information about the Administrative Services Fee, Administrative Service Charge and Out of Pocket Expenses paid by each Fund.

Article 6. Standard of Care and Indemnification.

A.       FAS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. Any person, even though also an officer, director, trustee, partner, employee or agent of FAS, who may be or become an officer, director, trustee, partner, employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the Investment Company (other than services or business in connection with the duties of FAS hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction of FAS, even though paid by FAS.

B.                 FAS shall be kept indemnified by the Investment Company and be without liability for any action taken or thing done by it in performing the Administrative Services in accordance with the above standards.

C.                 FAS shall not be responsible for and the Investment Company or Fund shall indemnify and hold FAS, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

1.      The acts or omissions of any custodian, adviser, sub-adviser, fund accountant, distributor, transfer agent or other party contracted by or approved by the Investment Company or Fund.

2.      The reliance on or use by FAS or its agents or subcontractors of information, records and documents in proper form which:

(a) are received by FAS or its agents or subcontractors from any adviser, sub-adviser, fund accountant, distributor, transfer agent or other third party contracted by or approved by the Investment Company or Fund for use in the performance of services under this Agreement; or

(b) have been prepared and/or maintained by the Investment Company or its affiliates or any other person or firm on behalf of the Investment Company.

3.      The reliance on, or the carrying out by FAS or its agents or subcontractors of a Proper Instruction of the Investment Company or the Fund.

“Proper Instruction” means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) FAS reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and FAS promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Investment Company, or the Fund, and FAS are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

4.      The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

5.      Any untrue statement or alleged untrue statement of a material fact contained in the Investment Company’s registration statement, any prospectus or SAI (as from time to time amended or supplemented) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Investment Company about FAS by or on behalf of FAS expressly for the use in the registration statement, any prospectus or SAI, or any amendment or supplement thereof.

Provided, however, that FAS shall not be protected by this Article 6.C. from liability for any act or omission resulting from FAS's willful misfeasance, bad faith, gross negligence in the performance of or reckless disregard of its duties under this Agreement.

D.                At any time FAS may apply to any officer of the Investment Company or Fund for instructions, and may consult with legal counsel or the Investment Company’s independent accountants with respect to any matter arising in connection with the services to be performed by FAS under this Agreement, and FAS and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel or independent accountant provided such action is not in violation of applicable federal or state laws or regulations.

E.                 The Investment Company or Fund shall not be responsible for and FAS shall indemnify and hold the Investment Company or Fund harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to FAS’s willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or reckless disregard by it of its duties under this Agreement.

F.                  In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which any party may be required to indemnify another, the party seeking indemnification (the “Claimant”), shall promptly notify the indemnifying party (the “Indemnifier”) of such assertion. It is further understood that each party will use all reasonable care to identify and notify the Indemnifier promptly concerning any situation that presents or appears likely to present the probability of such a claim for indemnification against the Indemnifier, provided that the failure to give notice as required by this paragraph 6.F. in a timely fashion shall not result in a waiver of any right to indemnification hereunder unless the Indemnifier is prejudiced thereby and then only to the extent of such prejudice. The Claimant shall permit the Indemnifier to assume the defense of any such claim or any litigation resulting from it, provided that Indemnifier’s counsel that is conducting the defense of such claim or litigation shall be approved by the Claimant (which approval shall not be unreasonably withheld), and that the Claimant may participate in such defense at its expense.

The Indemnifier, in the defense of any such claim or litigation, shall not, without the consent of the Claimant, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the alleging party or plaintiff to the Claimant of a release from all liability in respect to such claim or litigation.

Article 7. Assignment.

A.       This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

B.       FAS may, without further consent on the part of the Investment Company, assign its rights and obligations under this Agreement to any entity ultimately controlled by Federated Hermes, Inc.

C.       Except as provided in Paragraph 7.B., FAS may not assign its rights and obligations under this Agreement, whether directly or by operation of law, without the prior written consent of the Investment Company, which consent may not be unreasonably withheld.

Article 8. Representations and Warranties.

FAS represents and warrants to the Investment Company that:

1.      It is a statutory trust duly organized and existing and in good standing under the laws of the state of Delaware;

2.      It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification, and in the state of Delaware;

3.      It is empowered under applicable laws and by its Declaration of Trust and by-laws to enter into and perform this Agreement; and

4.      All requisite corporate proceedings have been taken to authorize it to enter into and perform its obligations under this Agreement.

Article 9. Term and Termination of Agreement.

A.       This Agreement shall be effective from the date set forth above and shall continue indefinitely with respect to each Investment Company and Fund until terminated as follows:

1.      the Agreement may be terminated by FAS at any time, without payment of any penalty, upon eighteen (18) months’ written notice to the Investment Company;

2.      the Agreement may be terminated by the Investment Company at any time, without payment of any penalty, upon eighteen (18) months’ written notice to FAS; however, in the event, of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties by FAS, the Investment Company may terminate the Agreement upon 60 days’ written notice to FAS, provided that FAS has not cured such willful misfeasance, bad faith, gross negligence or reckless disregard of its duties within the 60 day period of such notice of termination.

B.       The termination of this Agreement with respect to one Investment Company or Fund shall not result in the termination of this Agreement with respect to any other Investment Company or Fund. Investment Companies that merge or dissolve during the term of the Agreement, shall, upon payment of all outstanding fees and Out of Pocket Expenses, cease to be a party on the effective date of such merger or dissolution.

C.       Articles 6 and 19, 20, 21 and 22 shall survive the termination of this Agreement.

Article 10. Amendment.

This Agreement may be amended or modified only by a written agreement executed by both parties.

Article 11. Interpretive and Additional Provisions.

In connection with the operation of this Agreement, FAS and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of any charter document.

Unless the context clearly requires otherwise, “includes,” “including” and similar terms are intended to connote illustrative examples and shall be construed as being followed by “, without limitation,”.

Article 12. Governing Law.

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

Article 13. Notices.

Except as otherwise specifically provided herein, notices and other writings delivered or mailed postage prepaid to the Investment Company at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086, or to FAS at Federated Hermes Tower, Pittsburgh, Pennsylvania, 15222-3779, or to such other address as the Investment Company or FAS may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

Article 14. Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

Article 15. Merger of Agreement.

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 16. Successor Administrator.

If a successor Administrator for the Investment Company shall be appointed by the Investment Company, FAS shall upon termination of this Agreement deliver to such successor Administrator at the office of FAS all properties of the Investment Company held by it hereunder. If no such successor Administrator shall be appointed, FAS shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

Each Fund will bear all out-of-pocket expenses arising from the transition of Administrative Services to a successor Administrator, including the expenses of moving or transmitting materials to the successor Administrator.

Article 17. Force Majeure.

If either party is unable to carry out any of its obligations under this Agreement because of conditions beyond its reasonable control, including, acts of war or terrorism, work stoppages, fire, civil disobedience, delays associated with hardware malfunction or availability, riots, rebellions, storms, electrical failures, epidemic, pandemic, acts of God, and similar occurrences (“Force Majeure”), this Agreement will remain in effect and the non-performing party’s obligations shall be suspended without liability for a period equal to the period of the continuing Force Majeure (which such period shall not exceed fifteen (15) business days), provided that:

1.      the non-performing party gives the other party prompt notice describing the Force Majeure, including the nature of the occurrence and its expected duration and, where reasonably practicable, continues to furnish regular reports with respect thereto during the period of Force Majeure;

2.      the suspension of obligations is of no greater scope and of no longer duration than is required by the Force Majeure;

3.      no obligations of either party that accrued before the Force Majeure are excused as a result of the Force Majeure; and

4.      the non-performing Party uses reasonable efforts to remedy its inability to perform as quickly as possible.

Article 18. Severability.

In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

Article 19. Limitations of Liability of the Board and Shareholders of the Investment Company.

The execution and delivery of this Agreement have been authorized by the Board of the Investment Company and signed by an authorized officer of the Investment Company, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any member of the Board or Shareholders of the Investment Company, but bind only the property of the Fund, or Class, as provided in the Declaration of Trust.

Article 20. Limitations of Liability of Trustees and Shareholders of the  Company.

The execution and delivery of this Agreement have been authorized by the Trustees of FAS and signed by an authorized officer of FAS, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of FAS, but bind only the property of FAS, as provided in FAS’s Declaration of Trust.

Article 21. Confidential Information.

(a) Definition. Each party shall safeguard and hold confidential from disclosure to unauthorized parties all Confidential Information of the other party. For purposes of this Article, “Confidential Information” shall mean any and all non-public information which is in any way connected with, derived from or related to the business of the other party which is either designated as confidential or which, by its nature or under the circumstances surrounding its disclosure, reasonably ought to be treated as confidential, and any notes, memoranda, analyses compilations, studies and other documents, whether prepared by the party or others, to the extent they contain or otherwise reflect such information.

(b) Exceptions. Confidential Information shall not include information to the extent such information (i) is already known to the receiving party free of any restriction at the time obtained, including information in the public domain; (ii) is subsequently learned from an independent third party free of restriction; (iii) becomes publicly known through no breach of this Article; or (iv) is independently developed by one party without reference to information which is confidential.

(c) Security. Each party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information, to keep confidential the Confidential Information.

(d) Use of Information. Confidential Information may be disclosed, reproduced, used, summarized or distributed only as necessary in the ordinary course of business to provide the services identified in the Agreement, and only as otherwise provided hereunder or as specifically required or permitted by applicable law.

Article 22. Privacy.

A.       The Investment Company may disclose shareholder/customer non-public information (“NPI”) to FAS as agent of the Investment Company and solely in furtherance of fulfilling FAS’s contractual obligations under this Agreement in the ordinary course of business to support the Investment Company and its shareholders.

B.       FAS hereby agrees to be bound to use and redisclose such NPI (i) for the limited purpose of fulfilling its duties and obligations under this Agreement; (ii) as permitted under Regulation S-P; and (iii) as required by any applicable federal or state law or regulation or request of or by any governmental or regulatory authority or self-regulatory organization having jurisdiction over FAS or the Investment Company.

C.       FAS represents and warrants that it has implemented, and will continue to carry out for the term of this Agreement, policies and procedures in compliance with all applicable laws and regulations regarding the privacy of shareholder information which are reasonably designed to:

1.      insure the security and confidentiality of records and NPI of Investment Company shareholders/customers, including encrypting such information as required by applicable federal and state laws or regulations;

2.      protect against any anticipated threats or hazards to the security or integrity of Investment Company customer records and NPI; and

3.      protect against unauthorized access to or use of such Investment Company customer records or NPI that could result in substantial harm or inconvenience to any Investment Company customer.

Article 23. Further Assurance.

Each party agrees to promptly sign all documents and take any additional actions reasonably requested by the other to accomplish the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

INVESTMENT COMPANIES
(listed on Exhibit A hereto)

By: /s/ J. Christopher Donahue
Name: J. Christopher Donahue
Title: President

FEDERATED ADMINISTRATIVE SERVICES

By: /s/ Peter J. Germain
Name: Peter J. Germain
Title: President

Agreement for Administrative Services

EXHIBIT A

This contract is for Federated Funds only.

June 1, 2026

CONTRACT DATE	INVESTMENT COMPANY
11/1/03	Federated Hermes Adjustable Rate Securities Trust
8/1/22	Federated Hermes Adjustable Rate Fund	Class A Shares
11/1/03		Institutional Shares
6/1/17	Federated Hermes Adviser Series
6/1/19	Federated Hermes Emerging Markets Equity Fund	Class A Shares
6/1/19		Class C Shares
6/1/19		Institutional Shares
6/1/19		Class R6 Shares
12/1/20	Federated Hermes Conservative Microshort Fund	Class A Shares
12/1/20		Institutional Shares
12/1/20	Federated Hermes Conservative Municipal Microshort Fund	Class A Shares
12/1/20		Institutional Shares
9/1/18	Federated Hermes SDG Engagement Equity Fund
9/1/18		Class A Shares
9/1/18		Class C Shares
9/1/18		Class R6 Shares
9/1/18		Institutional Shares
9/1/18	Federated Hermes SDG Engagement High Yield Credit Fund
9/1/18		Class A Shares
9/1/18		Class C Shares
9/1/18		Class R6 Shares
9/1/18		Institutional Shares
3/1/20	Federated Hermes US SMID Fund
3/1/20		Class A Shares
3/1/20		Class C Shares
3/1/20		Institutional Shares
3/1/20		Class R6 Shares
6/1/19	Federated Hermes International Equity Fund
6/1/19		Class A Shares
6/1/19		Class C Shares
6/1/19		Class R6 Shares
6/1/19		Institutional Shares
6/1/19	Federated Hermes International Growth Fund
6/1/19		Class A Shares
6/1/19		Class C Shares
6/1/19		Class R6 Shares
6/1/19		Institutional Shares
6/1/17	Federated Hermes MDT Large Cap Value Fund
6/1/17		Class A Shares
6/1/17		Class C Shares
6/1/17		Class R Shares
6/1/17		Class R6 Shares
6/1/17		Institutional Shares
6/1/17		Service Shares
7/1/21	Federated Hermes MDT Market Neutral Fund	Class A Shares
7/1/21		Institutional Shares
11/1/03	Federated Hermes Core Trust
03/1/16	Emerging Markets Core Fund
9/1/10	Bank Loan Core Fund
11/1/03	Mortgage Core Fund
11/1/03	High Yield Bond Core Fund
3/1/08	Federated Hermes Core Trust III
Project and Trade Finance Core Fund
11/1/03	Federated Hermes Equity Funds
12/1/08	Federated Hermes MDT Small Cap Value Fund (formerly Federated Hermes Clover Small Value Fund(
12/1/08		Class A Shares
12/1/08		Class C Shares
12/1/08		Institutional Shares
12/29/10		Class R Shares
3/1/16		Class R6 Shares
3/1/08	Federated Hermes International Strategic Value Dividend Fund
3/1/08		Class A Shares
3/1/08		Class C Shares
9/1/16		Class R6 Shares
9/1/16		Institutional Shares
11/1/03	Federated Hermes Kaufmann Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
11/1/03		Class R Shares
9/1/16		Institutional Shares
9/17/07	Federated Hermes Kaufmann Large Cap Fund
9/17/07		Class A Shares
9/17/07		Class C Shares
9/17/07		Class R Shares
12/30/13		Class R6 Shares
9/17/07		Institutional Shares
11/1/03	Federated Hermes Kaufmann Small Cap Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
9/1/05		Class R Shares
9/1/17		Class R6 Shares
9/1/15		Institutional Shares
11/1/03	Federated Hermes MDT Mid Cap Growth Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
9/1/06		Class R6 Shares
12/1/09		Institutional Shares
9/1/08	Federated Hermes Prudent Bear Fund
9/1/08		Class A Shares
9/1/08		Class C Shares
9/1/08		Institutional Shares
12/1/04	Federated Hermes Strategic Value Dividend Fund
12/1/04		Class A Shares
12/1/04		Class C Shares
3/1/05		Class R6 Shares
6/1/16		Institutional Shares
11/1/03	Federated Hermes Strategic Dividend Growth Fund, Inc. (formerly Federated Hermes Equity Income Fund, Inc.)
11/1/03		Class A Shares
11/1/03		Class C Shares
11/1/03		Class F Shares
1/25/13		Class R Shares
3/1/12		Institutional Shares
9/1/21	Federated Hermes ETF Trust
9/1/21	Federated Hermes Short Duration Corporate ETF
9/1/21	Federated Hermes Short Duration High Yield ETF
9/1/22	Federated Hermes U.S. Strategic Dividend ETF
12/1/23	Federated Hermes Total Return Bond ETF
8/1/24	Federated Hermes MDT Large Cap Core ETF
8/1/24	Federated Hermes MDT Large Cap Growth ETF
8/1/24	Federated Hermes MDT Large Cap Value ETF
8/22/25	Federated Hermes MDT Market Neutral ETF
8/1/24	Federated Hermes Small Cap Core ETF
8/22/25	Federated Hermes Enhanced Income ETF
5/1/26	Federated Hermes Ultrashort Bond ETF
5/1/26	Federated Hermes International Leaders ETF
11/1/03	Federated Hermes Fixed Income Securities, Inc.
11/1/03	Federated Hermes Strategic Income Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
11/1/03		Class F Shares
1/27/17		Class R6 Shares
9/1/07		Institutional Shares
11/1/03	Federated Hermes Municipal Ultrashort Fund
11/1/03		Class A Shares
11/1/03		Institutional Shares
3/1/19		Class R6 Shares
6/1/08	Federated Hermes Global Allocation Fund
6/1/08		Class A Shares
6/1/08		Class C Shares
6/1/08		Class R Shares
3/1/16		Class R6 Shares
3/1/09		Institutional Shares
11/1/03	Federated Hermes Government Income Trust
11/1/03	Federated Hermes Government Income Fund	Institutional Shares
11/1/03		Service Shares
11/1/03	Federated Hermes Sustainable High Yield Bond Fund, Inc. (formerly Federated Hermes High Income Bond Fund, Inc.)
11/1/03		Class A Shares
11/1/03		Class C Shares
1/27/17		Class R6 Shares
1/27/17		Institutional Shares
11/1/03	Federated Hermes High Yield Trust
3/1/14	Federated Hermes Opportunistic High Yield Bond Fund	Class A Shares
3/1/14		Class C Shares
4/30/10		Service Shares
6/1/13		Institutional Shares
9/1/16		Class R6 Shares
11/1/03	Federated Hermes Income Securities Trust
11/1/03	Federated Hermes Capital Income Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
11/1/03		Class F Shares
6/1/13		Class R Shares
3/1/12		Institutional Shares
9/1/10	Federated Hermes Floating Rate Strategic Income Fund
9/1/10		Class A Shares
9/1/10		Institutional Shares
9/1/16		Class R6 Shares
11/1/03	Federated Hermes Fund for U.S. Government Securities
11/1/03		Class A Shares
11/1/03		Class C Shares
3/1/20		Institutional Shares
11/1/03	Federated Hermes Intermediate Corporate Bond Fund
11/1/03		Institutional Shares
11/1/03		Service Shares
11/1/03	Federated Hermes Muni and Stock Advantage Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
5/29/07		Class F Shares
12/1/10		Institutional Shares
12/1/05	Federated Hermes Inflation Protected Securities Fund (formerly Federated Hermes Real Return Bond Fund)
12/1/05		Class A Shares
12/1/05		Class C Shares
12/1/05		Institutional Shares
1/1/22		Class R6 Shares
11/1/03	Federated Hermes Short-Term Income Fund
12/1/03		Class A Shares
11/1/03		Institutional Shares
11/1/03		Service Shares
9/1/16		Class R6 Shares
11/1/03	Federated Hermes Institutional Trust
11/1/03	Federated Hermes Government Ultrashort Fund
11/1/03		Class A Shares
11/1/03		Institutional Shares
11/1/03		Service Shares
3/1/16		Class R6 Shares
11/1/03	Federated Hermes Institutional High Yield Bond Fund
12/1/22		Class A Shares
12/1/22		Class C Shares
12/1/07		Institutional Shares
03/1/16		R6 Shares
6/1/05	Federated Hermes Short-Intermediate Total Return Bond Fund
1/31/14		Class A Shares
9/1/16		Class R6 Shares
6/1/05		Institutional Shares
6/1/05		Service Shares
11/1/03	Federated Hermes Insurance Series
11/1/03	Federated Hermes Fund for U.S. Government Securities II
11/1/03	Federated Hermes High Income Bond Fund II
11/1/03		Primary Shares
11/1/03		Service Shares
11/1/03	Federated Hermes Kaufmann Fund II
11/1/03		Primary Shares
11/1/03		Service Shares
11/1/03	Federated Hermes Managed Volatility Fund II
6/1/18		Primary Shares
6/1/18		Service Shares
11/1/03	Federated Hermes Government Money Fund II
9/1/15		Service Shares
11/1/03	Federated Hermes Quality Bond Fund II
11/1/03		Primary Shares
11/1/03		Service Shares
11/1/03	Federated Hermes Investment Series Funds, Inc.
11/1/03	Federated Hermes Corporate Bond Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
9/1/16		Class R6 Shares
9/1/07		Institutional Shares
12/1/05	Federated Hermes Managed Pool Series
12/1/05	Federated Hermes Corporate Bond Strategy Portfolio
12/1/05	Federated Hermes High-Yield Strategy Portfolio
12/1/05	Federated Hermes International Bond Strategy Portfolio
12/1/14	Federated Hermes International Dividend Strategy Portfolio
12/1/05	Federated Hermes Mortgage Strategy Portfolio

7/31/06	Federated Hermes MDT Series
7/31/06	Federated Hermes MDT All Cap Core Fund
7/31/06		Class A Shares
7/31/06		Class C Shares
9/1/16		Class R6 Shares
7/31/06		Institutional Shares
7/31/06	Federated Hermes MDT Balanced Fund
7/31/06		Class A Shares
7/31/06		Class C Shares
9/1/16		Class R6 Shares
7/31/06		Institutional Shares
7/31/06	Federated Hermes MDT Large Cap Growth Fund
7/31/06		Class A Shares
7/31/06		Class C Shares
6/1/24		Class R6 Shares
7/31/06		Institutional Shares
7/31/06	Federated Hermes MDT Small Cap Core Fund
7/31/06		Class A Shares
7/31/06		Class C Shares
7/31/06		Institutional Shares
3/1/16		Class R6 Shares
7/31/06	Federated Hermes MDT Small Cap Growth Fund
7/31/06		Class A Shares
7/31/06		Class C Shares
7/31/06		Institutional Shares
3/1/16		Class R6 Shares
11/1/03	Federated Hermes Municipal Bond Fund, Inc.
11/1/03		Class A Shares
11/1/03		Class C Shares
6/1/17		Institutional Shares
11/1/03	Federated Hermes Municipal Securities Income Trust
6/1/06	Federated Hermes Municipal High Yield Advantage Fund
6/1/06		Class A Shares
6/1/06		Class C Shares
6/1/13		Institutional Shares
11/1/03	Federated Hermes Ohio Municipal Income Fund
9/1/08		Class A Shares
3/1/20		Institutional Shares
11/1/03	Federated Hermes Pennsylvania Municipal Income Fund
11/1/03		Class A Shares
3/1/20		Institutional Shares
11/1/03	Federated Hermes Premier Municipal Income Fund
11/1/03		Common Shares
10/1/16	Federated Hermes Project and Trade Finance Tender Fund
10/1/16		Institutional Shares
10/1/16		Service Shares

11/1/03	Federated Hermes Short-Intermediate Duration Municipal Trust
Federated Hermes Short-Intermediate Municipal Fund
7/1/06		Class A Shares
11/1/03		Institutional Shares
11/1/03		Service Shares
11/1/03	Federated Hermes Total Return Government Bond Fund
11/1/03		Institutional Shares
11/1/03		Service Shares
3/1/16		R6 Shares
11/1/03	Federated Hermes Total Return Series, Inc.
11/1/03	Federated Hermes Total Return Bond Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
11/1/03		Class R Shares
4/17/15		Class R6 Shares
11/1/03		Institutional Shares
11/1/03		Service Shares
11/1/03	Federated Hermes Ultrashort Bond Fund
11/1/03		Class A Shares
11/1/03		Institutional Shares
11/1/03		Service Shares
3/1/19		Class R6 Shares
11/1/03	Federated Hermes Short-Intermediate Government Trust
11/1/03	Federated Hermes Short-Intermediate Government Fund
Class R Shares
11/1/03		Institutional Shares
11/1/03		Service Shares
11/1/03	Federated Hermes World Investment Series, Inc.
11/1/03	Federated Hermes Emerging Market Debt Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
3/1/12		Institutional Shares
11/1/03	Federated Hermes International Leaders Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
6/1/13		Class R Shares
6/1/13		Class R6 Shares
6/15/10		Institutional Shares
11/1/03	Federated Hermes International Small-Mid Company Fund
11/1/03		Class A Shares
11/1/03		Class C Shares
3/1/08		Institutional Shares
11/1/03	Federated Hermes Intermediate Municipal Trust
11/1/03	Federated Hermes Intermediate Municipal Fund
8/1/22		Class A Shares
11/1/03		Institutional Shares
11/1/03	Federated Hermes Money Market Obligations Trust
11/1/03	Federated Hermes California Municipal Cash Trust
12/1/04		Capital Shares
11/1/03		Cash II Shares
12/1/04		Cash Series Shares
11/1/03		Wealth Shares
11/1/03		Service Shares
12/1/04	Federated Hermes Capital Reserves Fund
11/1/03	Federated Hermes Government Obligations Fund
9/1/17		Administrative Shares
6/1/17		Advisor Shares
12/1/04		Capital Shares
6/1/15		Cash II Shares
6/1/15		Cash Series Shares
12/1/15		Class R Shares
11/1/03		Institutional Shares
12/1/14		Premier Shares
11/1/03		Service Shares
11/1/03		Trust Shares
4/1/22		SDG Shares
11/1/03	Federated Hermes Government Obligations Tax Managed Fund
6/1/15		Automated Shares
11/1/03		Institutional Shares
11/1/03		Service Shares
12/1/04	Federated Hermes Government Reserves Fund
6/1/15		Class A Shares
6/1/15		Class C Shares
6/1/15		Class P Shares
11/1/03	Federated Hermes Institutional Prime Obligations Fund
11/1/03		Institutional Shares
11/1/03		Service Shares
11/1/03	Federated Hermes Institutional Tax-Free Cash Trust
12/1/15		Premier Shares
12/1/15		Institutional Shares
3/1/26	Federated Hermes Money Market Management Digital Treasury Fund
3/1/26		Reserve Shares
11/1/03	Federated Hermes Municipal Obligations Fund
10/27/17		Automated Shares
11/1/03		Capital Shares
6/1/15		Cash II Shares
6/1/15		Cash Series Shares
6/1/15		Investment Shares
11/1/03		Service Shares
11/1/03		Wealth Shares
11/1/03	Federated Hermes New York Municipal Cash Trust
11/1/03		Cash II Shares
12/1/04		Cash Series Shares
12/1/04		Wealth Shares
11/1/03		Service Shares
11/1/03	Federated Hermes Prime Cash Obligations Fund
6/1/17		Advisor Shares
6/1/15		Automated Shares
11/1/03		Capital Shares
6/1/15		Cash II Shares
6/1/15		Cash Series Shares
6/1/15		Class R Shares
11/1/03		Wealth Shares
11/1/03		Service Shares
6/1/15		Trust Shares
11/1/03	Federated Hermes Tax-Free Obligations Fund
6/1/17		Advisor Shares
11/1/03		Service Shares
11/1/03		Wealth Shares
11/1/03	Federated Hermes Treasury Obligations Fund
Administrative Shares
Advisor Shares
6/13/14		Automated Shares
Cash Management Shares
11/1/03		Capital Shares
11/1/03		Institutional Shares
Premier Shares
Select Shares
11/1/03		Service Shares
11/1/03		Trust Shares
11/1/03	Federated Hermes Trust for U.S. Treasury Obligations
8/1/25		Automated Shares
6/1/15		Cash II Shares
6/1/15		Cash Series Shares
6/1/15		Institutional Shares
7/1/23		Service Shares
11/1/03	Federated Hermes U.S. Treasury Cash Reserves
7/1/23		Administrative Shares
7/1/23		Advisor Shares
11/13/24		Cash Reserve Shares
11/1/03		Institutional Shares
7/1/23		Premier Shares
7/1/23		Select Shares
11/1/03		Service Shares

EXHIBIT B

FUNDS NOT CHARGED AN ADMINISTRATIVE SERVICES FEE

Emerging Markets Core Fund

Mortgage Core Fund

High Yield Bond Core Fund

Bank Loan Core Fund

Project and Trade Finance Core Fund

Federated Hermes Project and Trade Finance Tender Fund